Exhibit 99.1

BOSTON PROPERTIES, INC.

PRO FORMA CONSOLIDATED BALANCE SHEET

INTRODUCTION TO THE PRO FORMA CONSOLIDATED BALANCE SHEET

September 30, 2006

(Unaudited)

The accompanying unaudited Pro Forma Consolidated Balance Sheet of Boston Properties, Inc. (the “Company”) is presented as if the disposition of the long-term leasehold interest in 5 Times Square and related credits, which occurred on February 15, 2007, had been consummated on September 30, 2006. The Company completed the sale of the long-term leasehold interest in 5 Times Square and related credits for a gross sales price of approximately $1.28 billion in cash. 5 Times Square is a Class A office property with approximately 1,101,779 net rentable square feet located in New York City. In conjunction with the sale, the Company has agreed to provide to the buyer monthly revenue support from the closing date until December 31, 2008. The aggregate amount of the revenue support payments will be approximately $1.9 million.

In addition, on January 30, 2007, the Company paid a special cash dividend of $5.40 per common share to shareholders of record as of the close of business on December 29, 2006. The decision to pay a special cash dividend was the result of the sales of assets in 2006, including 280 Park Avenue, which sale was reported on Form 8-K dated June 6, 2006. Holders of common units of limited partnership interest in Boston Properties Limited Partnership, the Company’s Operating Partnership, as of the close of business on December 29, 2006 received the same total distribution on January 30, 2007. Holders of Series Two Preferred Units of limited partnership interest will participate in the special cash dividend on an as-converted basis in connection with their regular May 2007 distribution payment as provided in the Operating Partnership’s partnership agreement. The Company has reflected the payment of the special cash dividend under “Other Adjustments” within the accompanying unaudited Pro Forma Consolidated Balance Sheet.

Such pro forma information is based on the historical consolidated balance sheet of the Company as of that date, giving effect to the disposition of the long-term leasehold interest in 5 Times Square and related credits and the payment of the special cash dividend. This unaudited Pro Forma Consolidated financial information should be read in conjunction with Form 10-Q for the nine months ended September 30, 2006 (unaudited). In management’s opinion, all adjustments necessary to reflect the above transactions have been made.

The following unaudited Pro Forma Consolidated Balance Sheet is not necessarily indicative of what the actual financial position would have been assuming the disposition of the long-term leasehold interest in 5 Times Square and related credits and the payment of the special cash dividend had been consummated on September 30, 2006, nor does it purport to represent the future financial position of the Company.

BOSTON PROPERTIES, INC.

PRO FORMA CONSOLIDATED BALANCE SHEET

(Unaudited)

(in thousands, except for share and par value amounts)

	September 30, 2006	Disposition of 5 Times Square		Other Adjustments (F)	Pro Forma
ASSETS

Real estate, at cost	$9,040,264	$(474,666	)(A)	$—	$8,565,598
Construction in process	57,392	—		—	57,392
Land held for future development	210,336	—		—	210,336
Less: accumulated depreciation	(1,372,826)	39,521	(A)	—	(1,333,305)

Total real estate	7,935,166	(435,145)		—	7,500,021

Cash and cash equivalents	1,049,026	1,234,529	(B)	(761,932)	1,521,623
Cash held in escrows	21,436	—		—	21,436
Tenant and other receivables, net	42,128	(2,702	)(C)	—	39,426
Accrued rental income, net	310,560	(48,620	)(C)	—	261,940
Deferred charges, net	263,675	(30,277	)(D)	—	233,398
Prepaid expenses and other assets	72,033	(574	)(C)	—	71,459
Investments in unconsolidated joint ventures	83,485	—		—	83,485

Total assets	$9,777,509	$717,211		$(761,932)	$9,732,788

LIABILITIES AND STOCKHOLDERS’ EQUITY

Liabilities:
Mortgage notes payable	$2,811,953	$—		$—	$2,811,953
Unsecured senior notes, net of discount	1,471,370	—		—	1,471,370
Unsecured exchangeable senior notes	450,000	—		—	450,000
Unsecured line of credit	—	—		—	—
Accounts payable and accrued expenses	103,581	(861	)(C)	—	102,720
Dividends and distributions payable	95,607	—		—	95,607
Accrued interest payable	45,703	—		—	45,703
Other liabilities	236,350	897	(C)	—	237,247

Total liabilities	5,214,564	36		—	5,214,600

Commitments and contingencies	—	—		—	—

Minority interests	746,416	115,410	(E)	(118,862)	742,964

Stockholders’ equity:
Excess stock, $.01 par value, 150,000,000 shares authorized, none issued or outstanding	—	—		—	—
Preferred stock, $.01 par value, 50,000,000 shares authorized, none issued or outstanding	—	—		—	—
Common stock, $.01 par value, 250,000,000 shares authorized, 116,675,935 issued and 116,597,035 outstanding	1,166	—		—	1,166
Additional paid-in capital	3,068,952	140	(E)	(8,551)	3,060,541
Earnings in excess of dividends	749,940	601,625	(E)	(634,519)	717,046
Treasury common stock at cost	(2,722)	—		—	(2,722)
Accumulated other comprehensive loss	(807)	—		—	(807)

Total stockholders’ equity	3,816,529	601,765		(643,070)	3,775,224

Total liabilities and stockholders’ equity	$9,777,509	$717,211		$(761,932)	$9,732,788

The accompanying notes are an integral part of these financial statements.

BOSTON PROPERTIES, INC.

NOTES TO THE PRO FORMA

CONSOLIDATED BALANCE SHEET

September 30, 2006

(Unaudited)

(A)	Represents the elimination of the net book value of the long-term leasehold interest in 5 Times Square and related credits at September 30, 2006.

(B)	Represents the estimated net cash proceeds from the sale of the long-term leasehold interest in 5 Times Square after the payment of transfer taxes, leasehold transfer payments, broker’s fees and other customary closing costs.

(C)	Represents the elimination of certain assets and liabilities of 5 Times Square as of September 30, 2006. Other liabilities consists of an approximately $1.9 million revenue support obligation and approximately $4.7 million of deferred management fees, offset by the elimination of approximately $5.7 million of other liabilities as of September 30, 2006 of 5 Times Square.

(D)	Represents the elimination of the net book value of deferred leasing costs of 5 Times Square as of September 30, 2006.

(E)	Represents the net increase in Stockholders’ Equity and the rebalancing of Minority Interests as a result of the sale of the long-term leasehold interest in 5 Times Square and related credits.

(F)	Other Adjustments reflects the payment of the special cash dividend declared by the Company’s Board of Directors on December 15, 2006 and the resulting rebalancing of Minority Interests. The special cash dividend of $5.40 per common share was paid on January 30, 2007 to shareholders of record as of the close of business on December 29, 2006. The Board of Director’s decision to declare a special cash dividend was the result of the sales of assets in 2006, including 280 Park Avenue, which sale was reported on Form 8-K dated June 6, 2006. Holders of common units of limited partnership interest in Boston Properties Limited Partnership, the Company’s Operating Partnership, as of the close of business on December 29, 2006, received the same total distribution on January 30, 2007. Holders of Series Two Preferred Units will participate in the special cash dividend on an as-converted basis in connection with their regular May 2007 distribution payment as provided for in the Operating Partnership’s partnership agreement.

BOSTON PROPERTIES, INC.

PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS

For the nine months ended September 30, 2006 and the year ended December 31, 2005

(Unaudited)

The accompanying unaudited Pro Forma Consolidated Statements of Operations for the nine months ended September 30, 2006 and for the year ended December 31, 2005 are presented as if the disposition of the long-term leasehold interest in 5 Times Square and related credits, which occurred on February 15, 2007, had occurred on January 1, 2005. Due to the Company’s continuing involvement through an agreement with the buyer to manage 5 Times Square for a fee after the sale, 5 Times Square will not been categorized as discontinued operations in the Company’s Consolidated Statements of Operations. A nonrecurring gain on sale of real estate of approximately $601.6 million (net of minority interest share of approximately $111.7 million) has not been included in the unaudited Pro Forma Consolidated Statements of Operations but is expected to be reflected in the Company’s Consolidated Statements of Operations to be included in the Company’s Form 10-Q for the quarter ending March 31, 2007.

In addition, on June 6, 2006, the Company completed the sale of 280 Park Avenue, a Class A office property with approximately 1,179,000 net rentable square feet located in midtown Manhattan, for a gross sales price of approximately $1.2 billion. The pro forma effects of the sale of 280 Park Avenue have previously been included in a Form 8-K dated June 6, 2006. The Company has reflected these pro forma results of operations under “Other Adjustments” within the accompanying unaudited Pro Forma Consolidated Statement of Operations for the year ended December 31, 2005 and has reflected the results of operations of 280 Park Avenue for the period from January 1, 2006 through June 6, 2006 (the sale date) under “Other Adjustments” within the accompanying unaudited Pro Forma Consolidated Statement of Operations for the nine months ended September 30, 2006.

These unaudited Pro Forma Consolidated Statements of Operations should be read in conjunction with the historical consolidated financial statements and notes thereto of the Company, reported on Form 10-K for the year ended December 31, 2005 and on Form 10-Q for the nine months ended September 30, 2006.

The unaudited Pro Forma Consolidated financial information prepared by Boston Properties’ management is not necessarily indicative of what the actual results of operations would have been for the nine months ended September 30, 2006 or for the year ended December 31, 2005, had the disposition of the long-term leasehold interest in 5 Times Square and related credits and the disposition of 280 Park Avenue actually occurred on January 1, 2005 and the effect thereof carried forward through the nine-month period ended September 30, 2006, nor do they purport to present the future results of operations of the Company.

BOSTON PROPERTIES, INC.

PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

(Unaudited)

(in thousands, except for per share amounts)

	Nine Months Ended September 30, 2006	Disposition of 5 Times Square		Other Adjustments (D)	Pro Forma
Revenue
Rental:
Base rent	$826,587	$(43,141	)(A)	$(26,805)	$756,641
Recoveries from tenants	138,653	(12,864	)(A)	(5,358)	120,431
Parking and other	42,479	(23	)(A)	(44)	42,412

Total rental revenue	1,007,719	(56,028)		(32,207)	919,484
Hotel revenue	51,864	—		—	51,864
Development and management services	14,164	—		—	14,164
Interest and other	25,166	(415	)(A)	(51)	24,700

Total revenue	1,098,913	(56,443)		(32,258)	1,010,212

Expenses
Operating:
Rental	334,440	(11,198	)(A)	(14,280)	308,962
Hotel	38,146	—		—	38,146
General and administrative	43,177	—		—	43,177
Interest	226,837	—		(8,476)	218,361
Depreciation and amortization	206,307	(7,905	)(B)	(3,502)	194,900
Loss from early extinguishment of debt	32,132	—		(31,444)	688

Total expenses	881,039	(19,103)		(57,702)	804,234

Income before minority interest in property partnership, income from unconsolidated joint ventures, minority interest in Operating Partnership and gains on sales of real estate	217,874	(37,340)		25,444	205,978
Minority interest in property partnership	2,013	—		—	2,013
Income from unconsolidated joint ventures	23,167	—		—	23,167

Income before minority interest in Operating
Partnership and gains on sales of real estate	243,054	(37,340)		25,444	231,158
Minority interest in Operating Partnership	(46,261)	5,877	(C)	(4,005)	(44,389)

Income available to common shareholders before gains on sales of real estate	$196,793	$(31,463)		$21,439	$186,769

Basic earnings per common share:

Income available to common shareholders before gains on sales of real estate	$1.73				$1.64

Weighted average number of common shares outstanding	113,989				113,989

Diluted earnings per common share:

Income available to common shareholders before gains on sales of real estate	$1.69				$1.61

Weighted average number of common and common equivalent shares outstanding	116,365				116,365

The accompanying notes are an integral part of these financial statements.

BOSTON PROPERTIES, INC.

PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

(Unaudited)

(in thousands, except for per share amounts)

	Year Ended December 31, 2005	Disposition of 5 Times Square		Other Adjustments (D)	Pro Forma
Revenue
Rental:
Base rent	$1,110,212	$(57,823	)(A)	$(65,713)	$986,676
Recoveries from tenants	173,254	(17,528	)(A)	(12,463)	143,263
Parking and other	55,567	(29	)(A)	(71)	55,467

Total rental revenue	1,339,033	(75,380)		(78,247)	1,185,406
Hotel revenue	69,277	—		—	69,277
Development and management services	17,310	—		—	17,310
Interest and other	12,015	(645	)(A)	(28)	11,342

Total revenue	1,437,635	(76,025)		(78,275)	1,283,335

Expenses
Operating
Rental	438,335	(15,171	)(A)	(32,419)	390,745
Hotel	51,689	—		—	51,689
General and administrative	55,471	—		—	55,471
Interest	308,091	—		(19,777)	288,314
Depreciation and amortization	266,829	(10,514	)(B)	(11,631)	244,684
Losses from early extinguishments of debt	12,896	—		—	12,896

Total expenses	1,133,311	(25,685)		(63,827)	1,043,799

Income before minority interest in property partnership, income from unconsolidated joint ventures, minority interest in Operating Partnership, gains on sales of real estate, discontinued operations and cumulative effect of a change in accounting principle	304,324	(50,340)		(14,448)	239,536
Minority interest in property partnership	6,017	—		—	6,017
Income from unconsolidated joint ventures	4,829	—		—	4,829

Income before minority interest in Operating Partnership, gains on sales of real estate, discontinued operations and cumulative effect of a change in accounting principle	315,170	(50,340)		(14,448)	250,382
Minority interest in Operating Partnership	(74,103)	8,185	(C)	2,349	(63,569)

Income available to common shareholders before gains on sales of real estate, discontinued operations and cumulative effect of a change in accounting principle	$241,067	$(42,155)		$(12,099)	$186,813

Basic earnings per common share:
Income available to common shareholders before gains on sales of real estate, discontinued operations and cumulative effect of a change in accounting principle	$2.17				$1.68

Weighted average number of common shares outstanding	111,274				111,274

Diluted earnings per common share:
Income available to common shareholders before gains on sales of real estate, discontinued operations and cumulative effect of a change in accounting principle	$2.12				$1.65

Weighted average number of common and common equivalent shares outstanding	113,559				113,559

The accompanying notes are an integral part of these financial statements.

BOSTON PROPERTIES, INC.

NOTES TO THE PRO FORMA

CONSOLIDATED STATEMENTS OF OPERATIONS

(dollars in thousands)

The unaudited Pro Forma Consolidated Statements of Operations reflect the historical results of operations of 5 Times Square for the year ended December 31, 2005 and the nine months ended September 30, 2006 (unaudited). Due to the Company’s continuing involvement through an agreement with the buyer to manage 5 Times Square for a fee after the sale, 5 Times Square will not been categorized as discontinued operations in the Company’s Consolidated Statements of Operations.

(A)	Reflects the elimination of rental revenue and operating expenses of 5 Times Square.

(B)	Reflects the elimination of the depreciation and amortization expense related to the disposition of the long-term leasehold interest in 5 Times Square.

(C)	Reflects an adjustment for the minority interest in the Operating Partnership’s share of pro forma income before gains on sales of real estate, discontinued operations and the cumulative effect of a change in accounting principle.

(D)	Reflects the elimination of the historical results of operations of 280 Park Avenue for the year ended December 31, 2005 (as previously reported on Form 8-K dated June 6, 2006) and for the period from January 1, 2006 through June 6, 2006 (the sale date).